Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Meshulam, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SECOND QUARTER RESULTS
IRVINE, CA, July 24, 2025 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended June 30, 2025.
Recent Highlights
•Q2 sales grew 11.9% to $1.53 billion, or 10.6% adjusted1, with strength across all product groups
•Q2 TAVR sales grew 8.9%; constant currency1 sales grew 7.8%
•Q2 TMTT sales reached $134.5 million or $133.0 million adjusted1, driven by PASCAL and EVOQUE
•Q2 EPS of $0.572; adjusted1 EPS of $0.67
•SAPIEN platform is only TAVR approved for asymptomatic patients in U.S. and now in Europe
•EuroPCR data confirm clinical and economic advantages of timely treatment for severe AS patients
•10-year data from PARTNER II study confirm long-term outcomes and durability of Edwards TAVR
•SAPIEN M3 CE Mark approval uniquely positions Edwards with a comprehensive TMTT portfolio
2025 Outlook
•Increasing Edwards sales growth guidance to 9-10% from 8-10%
•Increasing TAVR sales guidance to 6-7% from 5-7%; reiterating TMTT and Surgical sales guidance
•Increasing adjusted1 EPS guidance to the high-end of $2.40 to $2.50
•Expected clinical presentations: 7-year PARTNER 3 low-risk, ENCIRCLE, TRISCEND II sub-analysis

“We are pleased to report strong second quarter results that delivered double-digit sales growth. Based on our better-than-expected first half performance and the many catalysts across our portfolio, we are confident in our full-year outlook and are raising our sales and EPS guidance,” said Bernard Zovighian, CEO. “Edwards is increasingly distinguished by our balanced portfolio of leading therapies across aortic, mitral and tricuspid which will position us for leadership for many years to come as we help even more patients around the world.”

Transcatheter Aortic Valve Replacement (TAVR)
In the second quarter, the company reported TAVR sales of $1.1 billion, which grew 8.9% versus the prior year or 7.8% on a constant currency basis. Constant currency growth was comparable in the United States and outside of the U.S. On a global basis, Edwards' competitive position and pricing remained stable.
TAVR growth in the quarter was better than expected, as clinicians continue to adopt Edwards’ best-in-class SAPIEN technology. In the U.S., the clinical conversations around the EARLY TAVR trial data are bringing a renewed focus to streamlining the management of patients with severe aortic stenosis (AS), enabling closer follow-up and more timely treatment of patients with aortic stenosis.
Outside of the U.S., the company continues to focus on the value of its differentiated technology and increasing therapy adoption, especially in areas where many patients go without care. In Europe, the exit of a competitor resulted in a rebalancing of market share and a modest contribution to Edwards’ sales. In Japan, TAVR sales grew in the mid-single digits, an improvement over last quarter and consistent with the company’s total sales growth in the region.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
Edwards’ unique TMTT portfolio of repair and replacement therapies to treat mitral and tricuspid diseases drove another quarter of impressive growth, with a meaningful contribution to overall company performance. Second quarter sales were $134.5 million or $133 million adjusted, representing growth of 61.9% year-over-year or 57.1% adjusted.
Adoption of the company’s differentiated PASCAL technology remains strong in both new and existing centers around the world. Edwards continues to see growing interest in the therapy, reinforcing the significant unmet needs of these patients. The EVOQUE system commercial launch is progressing well in the U.S. and Europe, with excellent real-world outcomes for patients consistent with the successful TRISCEND II clinical trial results. Edwards continues to see great demand for the therapy and continues to develop important evidence to support expansion globally. The company is pleased with the addition of its latest TMTT technology, the pioneering SAPIEN M3 mitral valve replacement system, which received CE Mark approval in Q2. Clinician feedback, while early, has been positive.
With PASCAL, EVOQUE and the recent CE Mark of SAPIEN M3, Edwards’ vision for TMTT has developed into a growth portfolio of groundbreaking transcatheter repair and replacement technologies, meeting the complex needs of underserved patients with mitral and tricuspid diseases.
Surgical
In Surgical, second quarter sales of $267 million increased 7.7% over the prior year, or 6.8% on a constant currency basis. The company continues to see positive procedure growth globally for the many patients best treated with its premium RESILIA tissue portfolio including the INSPIRIS, MITRIS and KONECT technologies.

The company’s KONECT aortic valved conduit received CE Mark approval in Europe during the quarter and the Surgical team made continued progress advancing important innovations around the world.
Additional Financial Results
For the quarter, the gross profit margin was 77.5%, in-line with the company's expectations, compared to 79.9% in the same period last year. This year-over-year change was driven by additional manufacturing expenses related to the expansion of new therapies as well as foreign exchange.
Selling, general and administrative (SG&A) expenses in the second quarter were $502 million, or 32.8% of sales compared to $448 million in the same period last year. The company expects increased SG&A spending in the second half of the year due to deferral of certain spending year-to-date as well as anticipated spending related to JenaValve.
Research and development (R&D) expense was $276 million in the quarter or 18.0% of sales, compared to $272 million or 19.8% of sales in the same period last year. This increase in spending and decrease in R&D as a percentage of sales reflects Edwards' strategic prioritization of investments in its expanding structural heart portfolio.
Operating profit margin in the second quarter of 26.8%, or 28.2% adjusted, benefitted from the company's better-than-expected sales performance and the deferral of certain spending to the second half of the year.
Cash and cash equivalents were approximately $3 billion as of June 30, 2025. Total debt was approximately $600 million.
Outlook
Edwards is increasing its full-year total company sales growth guidance to 9% to 10% with sales of $5.9 billion to $6.1 billion. In addition, the company is increasing its underlying growth rate guidance for TAVR to 6% to 7%, driven by strong performance, and its sales guidance range for TAVR to $4.3 billion to $4.5 billion. Sales guidance for the company’s TMTT and Surgical product groups remains unchanged. The company now expects full-year adjusted EPS to be at the high end of its original range of $2.40 to $2.50. For the third quarter, the company projects total sales to be between $1.46 and $1.54 billion and adjusted EPS of $0.54 to $0.60.
About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its second quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian and statements regarding the third quarter and fiscal year 2025 financial guidance, our expected growth and accelerating growth due to, among other things, asymptomatic TAVR approval; global adoption of, and differentiated features of, our devices; progress of the EVOQUE commercial launch; feedback on SAPIEN M3; our ability to deliver significant value to patients, healthcare ecosystem and shareholders; expansion of evidence, approvals, clinical trial outcomes and impacts; patient outcomes; the highlights in the Guidance and Outlook section and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Edwards’ guidance reflects the Company’s current estimates of the impact from tariffs that are in effect or have been announced as of the time of this press release and assumes such tariffs remain in place for the remainder of 2025. Any modification to such tariffs, or any new tariffs, could have a material impact on the Company’s future financial results and guidance.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, EARLY TAVR, ENCIRCLE, EVOQUE, INSPIRIS, KONECT, MITRIS, PARTNER, PARTNER II, PARTNER 3, PASCAL, RESILIA, SAPIEN, SAPIEN M3, SAPIEN 3, SAPIEN 3 Ultra, TRISCEND, and TRISCEND II are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]The company uses the terms “adjusted” and "constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation expenses, amortization of intangible assets, loss on impairment, and separation costs. See “Non-GAAP Financial Information” and reconciliation tables below.
[2]Reported sales and diluted EPS are from continuing operations.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$1,532.2	$1,369.4	$2,944.9	$2,699.3
Cost of sales	344.4	275.5	646.0	562.4
Gross profit	1,187.8	1,093.9	2,298.9	2,136.9
Selling, general, and administrative expenses	502.0	447.5	967.7	875.9
Research and development expenses	276.2	271.8	530.8	528.5
Certain litigation expenses	15.5	8.1	26.4	17.0
Separation costs	4.2	—	8.4	—
Other operating income	(21.3)	—	(40.4)	—
Operating income, net	411.2	366.5	806.0	715.5
Interest income, net	(37.4)	(15.5)	(73.9)	(32.0)
Loss on impairment	47.1	—	47.1	—
Other non-operating expense (income), net	1.3	(2.0)	(1.3)	(7.7)
Income from continuing operations before provision for income taxes	400.2	384.0	834.1	755.2
Provision for income taxes	64.3	20.0	134.6	66.3
Net income from continuing operations	335.9	364.0	$699.5	$688.9
(Loss) income from discontinued operations, net of tax	(4.4)	1.0	(11.6)	27.1
Net income	331.5	365.0	687.9	716.0
Net loss attributable to noncontrolling interest	(1.7)	(1.3)	(3.3)	(2.2)
Net income attributable to Edwards Lifesciences Corporation	$333.2	$366.3	$691.2	$718.2

Earnings (loss) per share:
Basic:
Continuing operations	$0.58	$0.61	$1.20	$1.15
Discontinued operations	$(0.01)	$—	$(0.02)	$0.04
Basic earnings per share	$0.57	$0.61	$1.18	$1.19
Diluted:
Continuing operations	$0.57	$0.61	$1.20	$1.15
Discontinued operations	$(0.01)	$—	$(0.02)	$0.04
Diluted earnings per share	$0.56	$0.61	$1.18	$1.19

Weighted-average common shares outstanding:
Basic	587.0	602.1	586.9	601.8
Diluted	587.9	604.3	587.9	604.2

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	77.5%	79.9%	78.1%	79.2%
Selling, general, and administrative expenses	32.8%	32.7%	32.9%	32.4%
Research and development expenses	18.0%	19.8%	18.0%	19.6%
Operating income	26.8%	26.8%	27.4%	26.5%
Income before provision for income taxes	26.1%	28.0%	28.3%	28.0%
Net income from continuing operations	21.9%	26.6%	23.8%	25.5%

Effective tax rate	16.1%	5.2%	16.1%	8.8%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms "adjusted" and “constant currency" when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, loss on impairment, and separation costs.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on a "constant currency basis," and projections for diluted earnings per share, net income and growth, gross profit margin, and taxes are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $10.9 million and $8.9 million in the first quarter of 2025 and 2024, respectively, and $15.5 million and $8.1 million for the second quarter of 2025 and 2024, respectively.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $0.5 million in the first quarter of 2025 and 2024, respectively, and $1.8 million and $1.2 million in the second quarter of 2025 and 2024, respectively.

Separation Costs - The Company recorded expenses of $4.2 million in both the first and second quarter of 2025 related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Loss on Impairment - The Company recorded other-than-temporary loss on impairment of $47.1 million ($37.6 million net of tax) in the second quarter of 2025, related to the Company's determination to not exercise an option to acquire one of its cost method investments.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended June 30, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,532.2	77.5%	$411.2	26.8%	$335.9	$0.57	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	1.7	—	—
Total attributable to Edwards Lifesciences Corporation	1,532.2	77.5%	411.2	26.8%	337.6	0.57	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	15.5	1.0	12.0	0.03	0.2
Amortization of intangible assets	—	0.1	1.8	0.1	1.4	—	—
Separation costs	—	—	4.2	0.3	3.2	0.01	0.1
Loss on impairment	—	—	—	—	37.6	0.06	0.4
Adjusted	$1,532.2	77.6%	$432.7	28.2%	$391.8	$0.67	16.8%

	Three Months Ended June 30, 2024
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,369.4	79.9%	$366.5	26.8%	$364.0	$0.61	5.2%
Net loss attributable to noncontrolling interests	—	—	—	—	1.3	—	—
Total attributable to Edwards Lifesciences Corporation	1,369.4	79.9%	366.5	26.8%	365.3	0.61	5.2%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	8.1	0.5	6.5	0.01	0.1
Amortization of intangible assets	—	0.1	1.2	0.1	1.0	—	—
Prior period ongoing tax impacts	—	—	—	—	0.8	—	—
Adjusted	$1,369.4	80.0%	$375.8	27.4%	$373.6	$0.62	5.3%

	Six Months Ended June 30, 2025
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$2,944.9	78.1%	$806.0	27.4%	$699.5	$1.20	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	3.3	—	—
Total attributable to Edwards Lifesciences Corporation	2,944.9	78.1%	806.0	27.4%	702.8	1.20	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	26.4	0.9	20.8	0.03	0.2
Amortization of intangible assets	—	0.1	3.2	0.1	2.6	—	—
Separation costs	—	—	8.4	0.3	6.6	0.02	0.1
Loss on impairment	—	—	—	—	37.6	0.06	0.1
Adjusted	$2,944.9	78.2%	$844.0	28.7%	$770.4	$1.31	16.5%

	Six Months Ended June 30, 2024
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$2,699.3	79.2%	$715.5	26.5%	$688.9	$1.15	8.8%
Net loss attributable to noncontrolling interests	—	—	—	—	2.2	—	—
Total attributable to Edwards Lifesciences Corporation	2,699.3	79.2%	715.5	26.5%	691.1	1.15	8.8%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	17.0	0.6	13.9	0.03	0.1
Amortization of intangible assets	—	—	1.7	0.1	1.4	—	—
Prior period ongoing tax impacts	—	—	—		0.8	—	—
Adjusted	$2,699.3	79.2%	$734.2	27.2%	$707.2	$1.18	8.9%

(A)See description of non-GAAP adjustments under "Non-GAAP Financial Information."
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted		2024 Adjusted
Sales by Product Group (QTD) - Continuing Operations	2Q 2025	2Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	2Q 2025 Adjusted Sales	FX Impact	2Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,130.9	$1,038.6	$92.3	8.9%	$—	$1,130.9	$11.3	$1,049.9	7.8%
Transcatheter Mitral and Tricuspid Therapies	134.5	83.0	51.5	61.9%	(1.5)	133.0	1.7	84.7	57.1%
Surgical Structural Heart	266.8	247.8	19.0	7.7%	—	266.8	2.4	250.2	6.8%
Total	$1,532.2	$1,369.4	$162.8	11.9%	$(1.5)	$1,530.7	$15.4	$1,384.8	10.6%

					2025 Adjusted		2024 Adjusted
Sales by Product Group (YTD) - Continuing Operations	YTD 2Q 2025	YTD 2Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	YTD 2Q 2025 Adjusted Sales	FX Impact	YTD 2Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$2,177.5	$2,046.5	$131.0	6.4%	$—	$2,177.5	$(3.8)	$2,042.7	6.6%
Transcatheter Mitral and Tricuspid Therapies	249.7	155.9	93.8	60.1%	(1.9)	247.8	(0.1)	155.8	59.1%
Surgical Structural Heart	517.7	496.9	20.8	4.2%	—	517.7	(2.2)	494.7	4.7%
Total	$2,944.9	$2,699.3	$245.6	9.1%	$(1.9)	$2,943.0	$(6.1)	$2,693.2	9.3%

					2025 Adjusted		2024 Adjusted
Sales by Region (QTD) - Continuing Operations	2Q 2025	2Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	2Q 2025 Adjusted Sales	FX Impact	2Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$889.7	$806.4	$83.3	10.3%	$(1.5)	$888.2	$—	$806.4	10.1%
Europe	378.2	332.2	46.0	13.8%	—	378.2	13.1	345.3	9.6%
Japan	95.3	86.5	8.8	10.2%	—	95.3	5.1	91.6	4.2%
Rest of World	169.0	144.3	24.7	17.1%	—	169.0	(2.8)	141.5	19.5%
Outside of the United States	642.5	563.0	79.5	14.1%	—	642.5	15.4	578.4	11.3%
Total	$1,532.2	$1,369.4	$162.8	11.9%	$(1.5)	$1,530.7	$15.4	$1,384.8	10.6%

					2025 Adjusted		2024 Adjusted
Sales by Region (YTD) - Continuing Operations	YTD 2Q 2025	YTD 2Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management	YTD 2Q 2025 Adjusted Sales	FX Impact	YTD 2Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$1,728.6	$1,588.5	$140.1	8.8%	$(1.9)	$1,726.7	$—	$1,588.5	8.7%
Europe	720.0	658.2	61.8	9.4%	—	720.0	1.2	659.4	9.2%
Japan	177.1	172.5	4.6	2.7%	—	177.1	1.7	174.2	1.7%
Rest of World	319.2	280.1	39.1	14.0%	—	319.2	(9.0)	271.1	17.8%
Outside of the United States	1,216.3	1,110.8	105.5	9.5%	—	1,216.3	(6.1)	1,104.7	10.2%
Total	$2,944.9	$2,699.3	$245.6	9.1%	$(1.9)	$2,943.0	$(6.1)	$2,693.2	9.3%

* Numbers may not calculate due to rounding.